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                       AMENDMENT NO. 4 AND LIMITED CONSENT

         THIS AMENDMENT NO. 4 AND LIMITED CONSENT (this "Amendment") is made as of October 6, 1997, by and between FINLAY FINE JEWELRY CORPORATION, a Delaware corporation with its principal office at 521 Fifth Avenue, New York, New York 10175 (the "Consignee") and RHODE ISLAND HOSPITAL TRUST NATIONAL BANK, a national banking association with its principal office at One Hospital Trust Plaza, Providence, Rhode Island 02903 (the "Consignor") amending certain provisions of the Gold Consignment Agreement dated as of June 15, 1995 (as amended, modified or supplemented and in effect, the "Consignment Agreement"), by and between the Consignee and the Consignor. Capitalized terms used herein which are defined in the Consignment Agreement and not defined herein shall have the same meaning herein as therein.

         WHEREAS, the Consignee has requested that the Consignor agree to amend the terms of the Consignment Agreement in certain respects and consent to certain actions to be taken by the Consignee, all as hereinafter more fully set forth;

         WHEREAS, the Consignor is willing to amend the terms of the Consignment Agreement in such respects and to grant such consent, upon the terms and subject to the conditions contained herein; and

         NOW, THEREFORE, in consideration of the mutual agreements contained in the Consignment Agreement, herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. Amendment to the Consignment Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the
Consignment Agreement is hereby amended by deleting Section 8.3(b) of the Consignment Agreement in its entirety and substituting in lieu thereof the following new text:

                  "(b) permit the ratio of (i) the aggregate principal amount of all Indebtedness for Borrowed Money of the Parent and its Subsidiaries on a consolidated basis as of any fiscal quarter ending date set forth in the table below to (ii) Consolidated EBITDA of the Parent and its Subsidiaries for the period of four consecutive fiscal quarters ending on such fiscal quarter ending date in such table, to exceed the ratio set forth opposite such date in such table:

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         Fiscal Quarter
         Ending Date:                      Ratio:
         -----------                       -----
         10/31/97                          6.30:1
         01/31/98                          4.70:1

         ;provided, however, that in calculating the above ratio as of October

         31, 1997 only, there shall be excluded from such calculation any effect upon Indebtedness for Borrowed Money of the Parent and its Subsidiaries and on Consolidated EBITDA of the Parent and its Subsidiaries resulting from the acquisition by the Consignee of the assets and business being acquired from the Diamond Park Fine Jewelry division of Zale Delaware, Inc. (the "Seller") pursuant to the terms of a certain Asset Purchase Agreement dated September 3, 1997 among the Parent, the Consignee, the Seller and Zale Corporation, as in effect on the date hereof (the "Acquisition"), or from the related financing of such Acquisition under the Dollar Facility."

         Section 2. Limited Consent. Subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Consignor hereby consents to the execution and delivery by the Consignee of Amendment No. 1 and Amendment No. 2 to the Amended and Restated Credit Agreement dated as of September 11, 1997, among the Consignee, the Parent, the Dollar Agent and the lenders parties thereto, such Amendment No. 1 and Amendment No. 2 being in substantially the forms attached hereto as Exhibits A and B, respectively.

         Section 3. Representations and Warranties. The Consignee hereby represents and warrants to the Consignor as follows:

         (a) Representations and Warranties in Consignment Agreement. The representations and warranties of the Consignee contained in the Consignment Agreement were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Consignment Documents and this Amendment and changes occurring in the ordinary course of business that do not result in a Materially Adverse Effect, and to the extent that such representations and warranties relate expressly to an earlier date.

         (b) Authority, No Conflicts, Etc. The execution, delivery and performance by the Consignee of this Amendment and the consummation of the transactions contemplated hereby (i) are within the corporate power of the Consignee and have been duly authorized by all necessary corporate action on the part of the Consignee, (ii) do not require any approval or consent of, or filing with, any governmental agency or authority, or any other person, association or entity, which bears on the validity of this Amendment or the

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                  Consignment Documents and which is required by law or the
                  regulation or rule of any agency or authority, or other person, association or entity (except for the consent of the Dollar Agent and each of the lenders under the Dollar Facility, which consent is being obtained concurrently herewith as required by ss.4 hereof), (iii) do not violate any provisions of any law, rule or regulation or any provision of any order, writ, judgment, injunction, decree, determination or award presently in effect in which the Consignee is named in a manner which has or could reasonably be expected to have a Materially Adverse Effect, (iv) do not violate any provision of the Charter Documents of the Consignee, (v) do not result in any breach of or constitute a default under any agreement or instrument to which the Consignee is a party or by which it or any of its properties is bound, including without limitation any indenture, loan or credit agreement, lease, debt instrument or mortgage, in a manner which has or could reasonably be expected to have a Materially Adverse Effect, and (vi) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of the Consignee except in favor of the Consignor pursuant to the Security Documents.

         (c) Enforceability of Obligations. This Amendment has been duly executed and delivered by the Consignee and constitutes the legal, valid and binding obligation of the Consignee, enforceable against the Consignee in accordance with its terms, provided that (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors, and (b) enforcement may be subject to general principles of equity, and the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.

         Section 4. Condition to Effectiveness. The effectiveness of this Amendment shall be subject to the delivery of the following, each in form and substance satisfactory to the Consignor:

         (a) this Amendment executed by each of the Consignee and the Consignor; and

         (b) evidence of the consent of the Dollar Agent and each of the lenders under the Dollar Facility to the execution and delivery of this Amendment by the Consignor and the Consignee.

         Section 5. Ratifications, etc. Except as expressly provided in this Amendment, all of the terms and conditions of the Consignment Agreement and the other Consignment

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Documents shall remain in full force and effect. All references in the
Consignment Agreement or any related agreement or instrument to the Consignment Agreement shall hereafter refer to the Consignment Agreement as amended hereby.


The Consignee confirms and agrees that the Obligations of the Consignee to the Consignor under the Consignment Documents, as amended and supplemented hereby, are secured by and are entitled to the benefits of the Security Documents.

         Section.6. No Implied Waiver. Except as expressly provided herein, nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligations of the Consignee or any right of the Consignor consequent thereon.

         Section.7. Governing Law. This Amendment is intended to take effect as an instrument under seal and shall be construed according to and governed by the internal laws of the State of Rhode Island.

         Section 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                           FINLAY FINE JEWELRY
                                            CORPORATION

                                           By:  /s/ Barry Scheckner
                                              ---------------------------------
                                              Name:  Barry Scheckner
                                              Title: Senior Vice President and
                                                     Chief Financial Officer

                                           RHODE ISLAND HOSPITAL TRUST
                                            NATIONAL BANK

                                           By:  /s/ Janice M. Stinchfield
                                              ---------------------------------
                                              Name:  Janice M. Stinchfield
                                              Title: Vice President